Exhibit 10.1

FINAL

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RESEARCH AGREEMENT

This RESEARCH AGREEMENT (this “Agreement”) is entered into as of January 1, 2007 (the “Effective Date”) by and between Interleukin Genetics, Inc. a Delaware corporation (“ILI”) and Access Business Group International LLC, having its principal office at 7575 Fulton Street, East, Ada, Michigan 49355-0001 (“Access”).  Each of ILI and Access is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, Access, together with its Affiliates (defined below), has expertise and experience in the development, commercialization and marketing of nutritional supplements and personal care products and ILI has expertise and experience in analyzing the effect of variations in genes related to inflammation, including the effect of such variations on the risk for osteoporosis and cardiovascular disease, and determining, through genetic profiling, individuals who may benefit from specific interventions to promote health;

WHEREAS, ILI also has expertise and experience in seeking and analyzing scientific opportunities that would support development of nutritional supplements and personal care products and determining the credibility of such opportunities;

WHEREAS, Access desires that ILI perform the Research Program (defined below) on the terms and subject to the conditions set forth in this Agreement and the Parties desire to obtain certain rights to inventions arising out of the Research Program; and

WHEREAS, ILI is willing to perform the Research Program and the Parties are willing to grant each other such rights as described herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1.     DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

1.1       “Affiliate” means any corporation, firm, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement.  For purposes of this definition, “control” means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.  For purposes of this Agreement, Access, Alticor Inc. and subsidiaries of Alticor Inc., on the one hand, and ILI, on the other hand, will not be deemed to be Affiliates of each other.

1.2       “Access Patent Rights” means any Patent Rights with respect to Access Technology.

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1.3       “Access Proprietary Materials” means any Proprietary Materials of Access that are used by Access, or provided by Access, for use in the Research Program.

1.4       “Access Technology” means any Technology Controlled by Access as of the Effective Date and during the Term that is used by Access, or provided by Access for use, in the Research Program.

1.5       “Confidential Information” means, as regards a Party (the “Receiving Party”), (i) all information produced or discovered by either Party under the Research Program (including without limitation, compilations, data, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including, without limitation, apparatus, biological or chemical materials, animals, cells, compositions, documents, drawings, machinery, patent applications, records and reports) and (ii) all other information (including but not limited to information about any element of Technology or a Party’s business) which is disclosed, whether in writing and marked as confidential at the time of disclosure to the Receiving Party or customarily considered to be confidential information or by oral disclosure reduced to a writing, by the other Party (the “Disclosing Party”) to the Receiving Party or to any of its employees, consultants, Affiliates, licensees and sublicensees hereunder, except to the extent that the information described in this subsection (ii) (a) as of the date of disclosure is demonstrably known to, or in the possession of, the Receiving Party or its Affiliates, as shown by written documentation, other than by virtue of a prior confidential disclosure by the Disclosing Party or its Affiliates; (b) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the Receiving Party or its Affiliates; (c) as of the date of disclosure or thereafter is obtained by the Receiving Party or its Affiliates from a Third Party free from any obligation of confidentiality to the Disclosing Party and rightfully in possession of such information or (d) is independently developed by or for the Receiving Party or its Affiliates without reference to or in reliance upon any of the foregoing information as demonstrated by competent written records.

1.6       “Control” or “Controlled” means (a) with respect to Technology (other than Proprietary Materials) and/or Patent Rights, the possession by a Party of the ability to grant a license or sublicense of such Technology and/or Patent Rights as provided herein without violating the terms of any agreement or arrangement between such Party and any third party and (b) with respect to Proprietary Materials, the possession by a Party of the ability to supply such Proprietary Materials to the other Party as provided herein without violating the terms of any agreement or arrangement between such Party and any third party.

1.7       “ILI Patent Rights” means any Patent Rights with respect to ILI Technology.

1.8       “ILI Technology” means any Technology Controlled by ILI as of the Effective Date and during the Term that is used by ILI, or provided by ILI, or provided by ILI for use, in the Research Program.

1.9       “Joint Science Committee” or “JSC” shall have the meaning set forth in Section 5.1 hereof.

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1.10     “Patent Rights” means the rights and interests in and to issued patents and pending patent applications in any country, including all substitutions, continuations, continuations-in-part, divisionals, supplementary protection certificates, renewals, all letters patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof.

1.11     “Party” or “Parties” has the meaning set forth in the first paragraph of this Agreement.

1.12     “Program Invention” means any Technology, whether or not patentable, which is conceived and/or first reduced to practice by employees of, or consultants to, either Party, or jointly by both Parties, in the conduct of the Research Program.

1.13     “Program Patent Rights” means all Patent Rights claiming any Program Invention.

1.14     “Program Product” means any skin care product, or delivery system for a skin care product (i) the manufacture, use or sale of which would, absent the license or ownership rights granted to Access hereunder, infringe any claim included in the Program Patent Rights or the ILI Patent Rights, or (ii) which makes a claim or claims of efficacy or utility based upon the research conducted hereunder or upon the use or results of a Program Test.

1.15     “Program Test” means any nucleic acid test used to determine appropriate recipients of Program Products (i) the manufacture, use or sale of which would, absent the license or ownership rights granted to Access hereunder infringe any claim included in the Program Patent Rights or the ILI Patent Rights, or (ii) which was developed, modified or improved hereunder.

1.16     “Proprietary Materials” means any tangible chemical, biological or physical research materials, including but not limited to chemical compounds that are furnished by or on behalf of one Party to the other Party, in connection with this Agreement, that are proprietary to the transferring Party through patent protection, trade secret, or other method of intellectual property protection, regardless of whether such materials are specifically designated as proprietary by the transferring Party.

1.17         “Research Program” means the research program to be conducted by the Parties as described in this Agreement and in Appendix A, as amended from time to time.

1.18         “Technology” means and includes all inventions, discoveries, know-how, trade secrets, improvements and Proprietary Materials, whether or not patentable, including but not limited to, structural and functional information and other data, formulations and techniques.

1.19         “Term” has the meaning set forth in Section 7.1.

1.20         “Territory” means worldwide.

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1.21         “Third Party” means any entity other than ILI, Access or their respective Affiliates.

2.     RESEARCH PROGRAM

2.1       Implementation of Research Program.  The Research Program shall be conducted by the Parties in accordance with this Agreement and in compliance with all applicable laws and regulations.  ILI shall use commercially reasonable efforts to perform the activities to be performed by it under the Research Program.

2.2       Supply of Proprietary Materials.  From time to time during the Term of this Agreement, one Party may supply the other Party with its Proprietary Materials for use in the Research Program.  In connection therewith, the recipient Party hereby agrees that (a) it shall not use Proprietary Materials for any purpose other than conducting the Research Program pursuant to this Agreement; (b) it shall use the Proprietary Materials only in compliance with all applicable federal, state, and local laws and regulations; (c) it shall not transfer any Proprietary Materials to any Third Party without the prior written consent of the supplying Party, except as expressly permitted hereby; (d) the supplying Party shall retain full ownership of all such Proprietary Materials; and (e) upon the expiration or termination of this Agreement, the recipient Party shall at the instruction of the transferring Party either destroy or return any unused Proprietary Materials which are not the subject of the grant of a continuing license hereunder.

2.3       Consideration.  In consideration of ILI conducting the Research Program described herein, Access shall pay ILI, on the payment terms set forth on Appendix B, $1,670,000 on a time and materials basis plus up to $630,000 for external costs incurred by ILI in connection with the Research Program, provided that Access has approved in advance such external costs.

3.     RESEARCH LICENSES

3.1       License to ILI.  Subject to the terms and conditions of this Agreement, Access hereby grants to ILI a non-exclusive, worldwide, royalty-free license, under the Access Technology, Access Patent Rights, Program Inventions and Program Patent Rights for the sole purpose of performing its obligations under the Research Program.

3.2       License to Access.  Subject to the terms and conditions of this Agreement, ILI hereby grants to Access a non-exclusive, worldwide, royalty-free license, under the ILI Technology, ILI Patent Rights, and Program Inventions and Program Patent Rights relating to Program Tests, for the sole purpose of performing its obligations under the Research Program.

4.     TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY

4.1       Confidentiality.

4.1.1.       Confidentiality Obligations.  Access and ILI each recognize that the Confidential Information of the other Party constitutes highly valuable and proprietary confidential information.  Access and ILI each agrees that during the Term and for five (5) years thereafter, it will keep confidential, and will cause its employees, consultants, Affiliates and sublicensees to keep confidential, all of the Confidential Information of the other Party.  Neither

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Access nor ILI nor any of their respective employees, consultants, Affiliates and sublicensees shall use the Confidential Information of the other Party for any purpose except as expressly permitted in this Agreement.

4.1.2.       Limited Disclosure of Confidential Information.  Access and ILI each agree that any disclosure of the other Party’s Confidential Information to any of its employees, consultants, Affiliates or sublicensees shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities, and shall only be made to persons who are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement.  Access and ILI each agree not to disclose the other Party’s Confidential Information to any Third Party under any circumstance without prior written approval from the other Party, except as otherwise required by law, and except as otherwise expressly permitted by this Agreement.  Each Party shall take such action, and shall cause its Affiliates and sublicensees to take such action, to preserve the confidentiality of the other Party’s Confidential Information as it would customarily take to preserve the confidentiality of its own confidential materials, which shall not, in any event, be less than reasonable care.  Each Party, upon the other’s request, will return all the other Party’s Confidential Information disclosed to it by the other Party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request following the termination of this Agreement, provided that, a Party may retain Confidential Information of the other Party relating to any license or right to use Technology which survives such termination and one copy of all other Confidential Information may be retained in inactive archives solely for the purpose of establishing the contents thereof.

4.2       Publicity.  Neither Party may publicly disclose the terms of this Agreement or the status or content of the Research Program without the prior written consent of the other Party; provided, however, that either Party may make such a disclosure (a) to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded or (b) to any actual or prospective acquirors, real estate or equipment lessors, investors, lenders and other potential financing sources who are obligated to keep such information confidential.  In the event that such disclosure is required by the foregoing clause (a), the disclosing Party shall make reasonable efforts to provide the other Party with notice beforehand and to coordinate with the other Party to the maximum extent possible with respect to the wording and timing of any such disclosure.  The Parties shall mutually agree on a press release announcing the execution of this Agreement to be issued immediately following the execution hereof.  If either Party wishes to issue any further press release regarding the Research Program, it shall furnish a copy to the other Party, which shall review such press release and provide any comments within two (2) business days.  Once any written statement is approved for public disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party.

5.     JOINT SCIENCE COMMITTEE.

5.1           Formation.  Within thirty (30) days after the Effective Date, the Parties will establish a Joint Science Committee (the “JSC”) to oversee and coordinate the Parties’ conduct of

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the Research Program and to consider mutually beneficial business opportunities pursuant to the subject matter hereof.  The JSC shall be composed of two (2) representatives of ILI and two (2) representatives of Access and shall have the powers enumerated below in this Section 5.  Either party shall have the right to replace any of its JSC representatives at any time in its sole discretion.

5.2           Functions and Powers of the JSC.  During the Term, the JSC will coordinate and oversee the activities of the Parties in the conduct of the Research Program and will exchange information in anticipation of developing mutually beneficial business opportunities pursuant to the subject matter hereof.  The JSC shall keep written minutes of its meetings and all actions taken or approved by the JSC.  The members of the JSC designated by each Party shall be responsible for keeping that Party informed as to the progress of the Research Program.  The JSC shall recommend to the Parties amendments and/or modifications to the protocol, timeline and the scope of the Research Program and make recommendations to the Parties as to the mutually beneficial prosecution of ILI Patent Rights and Program Patent Rights.  The JSC shall have no power to amend, modify or waive compliance with this Agreement and shall have only such powers as are specifically delegated to it hereunder.

5.3           JSC Governance.

5.3.1.       Membership.  The JSC representatives have initially been designated by the Parties as follows:

ILI Representatives:

Timothy J. Richerson
Kenneth S. Kornman

Access Representatives:

Robin M. Dykhouse
David G. Groh

6.     INTELLECTUAL PROPERTY RIGHTS

6.1           Ownership.

6.1.1.       Access Intellectual Property Rights.  Subject to ILI’s rights as described in Section 3 of this Agreement, Access shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to all Access Technology and Access Patent Rights, and all Program Inventions and Program Patent Rights relating to Program Products, with full rights to license or sublicense.

6.1.2.       ILI Intellectual Property Rights.  Subject to Access’s rights as described in Section 3 of this Agreement, ILI shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to all ILI Technology, ILI Patent Rights and

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all Program Inventions and Program Patent Rights relating to Program Tests, with full rights to license or sublicense.

6.2           Patent Filing, Prosecution and Maintenance.  During the Term with respect to any Patent Rights arising hereunder:

6.2.1        Access shall bear the cost associated with the filing, prosecution, issuance and maintenance of all Program Patent Rights and shall control prosecution of all such Program Patent Rights, including, but not limited to, having the right to choose the patent attorney(s) or agent(s) who will prosecute the applications, having the right to inspect, review and provide substantive comments to all correspondence with any patent office or patent agent, and having the right to select the countries in which or treaties under which the patent applications will be filed.

6.2.2        Should Access choose not to prosecute certain Program Patent Rights relating either to Program Products or Program Tests, then ILI may prosecute Program Patent Rights at ILI’s sole expense.

6.3           Provisions with Respect to 11 U.S.C. § 365(n).  With respect to each license granted by either Party to the other Party hereunder, the Parties agree that, for purposes of 11 U.S.C. § 365(n), this Agreement shall be deemed to be an executory contract under which the Party granting such license is a “licensor” and the Party to whom such license is granted is the “licensee”.  With respect to all other provisions of this Agreement, the Parties agree that, for purposes of 11 U.S.C. § 365(n), this Agreement shall be deemed to be an agreement supplementary to such executory contract.

7.     TERM; TERMINATION

7.1       Term.  This Agreement shall commence on the Effective Date and continue for a period of one (1) year.  If the Research Program has not been completed within the Term, through no fault of Access, then Access may, by written notice, elect to extend the term hereof for additional time necessary to complete the Research Program, up to a maximum of an additional six (6) month term.

7.2       Termination.

7.2.1.       Termination for Breach.  In the event that either Party defaults or breaches any material term of this Agreement on its part to be performed or observed, the other Party shall have the right to terminate this Agreement (a) by giving thirty (30) days’ written notice to the defaulting Party in the case of a breach of any payment term of this Agreement and (b) by giving sixty (60) days’ written notice to the defaulting Party in the case of any other breach; provided, however, that in the case of a default or breach capable of being cured, if the said defaulting Party shall cure the said default or breach within such notice period after the said notice shall have been given, then the said notice shall not be effective.  If Access terminates this Agreement pursuant to this Section 7.2.1, it shall pay ILI pro rata through the date of notice of termination, for the parts of the Research Program completed by ILI, and for external costs for

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which ILI has committed in connection with the Research Program, as of the date of notice of termination.

7.2.2.       Termination for Bankruptcy.  In the event that either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

7.2.3.       Deliverables.  Upon termination of this Agreement, ILI shall advise Access of the extent to which performance has been completed through the termination notice date, or the end of the Term, as the case may be, and collect and deliver to Access all deliverables under the Research Program, including, without limitation, all work-in-progress through any reasonable means specified by Access.  ILI shall, to the extent not already transferred by virtue of this Agreement or law, grant to Access all Access Technology and Access Patent Rights, and all Program Inventions and Program Patent Rights relating to Program Products, in the form in which they exist on the date of termination, which form shall not materially differ from the status described in the reports that ILI has submitted to Access.  All obligations in relation to such intellectual property rights and obligations as set forth in Section 6 shall apply to the intellectual property transferred upon termination hereof, if any.

7.3       Surviving Provisions.  Termination of this Agreement for any reason shall be without prejudice to rights which expressly survive termination in accordance with the terms of this Agreement, including without limitation, the rights and obligations of the Parties provided in Sections 4, 6, 7.3, 8.2, 8.3 and 10, all of which shall survive such termination.

8.     REPRESENTATIONS AND WARRANTIES

8.1       Mutual Representations.  Access and ILI each represents and warrants to the other Party as follows:

8.1.1.       Organization.   Both Parties are corporations, duly organized, validly existing and is in good standing under the laws of the jurisdiction of organization, is qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the performance of its obligations hereunder requires such qualification.

8.1.2.       Authorization.  The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents.

8.1.3.       Binding Agreement.  This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions.

8.1.4.       No Inconsistent Obligation.  It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with

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the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

8.2       Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANT- ABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

8.3       Limited Liability.  NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER ACCESS NOR ILI WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS OR TECHNOLOGY.

9.             Status of Research Program.

9.1           Monthly Reports.  On a monthly basis during the Term, ILI shall provide to Access written reports setting forth:  (a) steps taken, work completed and progress made by ILI in performing the Research Program under this Agreement during the preceding one (1) month period; (b) projected work for the next one (1) month period; and (c) any changes recommended by ILI with respect to remaining portions of the Research Program, which changes shall not be deemed adopted unless and until approved in writing by Access.

9.2           Quarterly Meetings.  On a quarterly basis during the Term, designated representatives from ILI and Access will meet in person to review the overall status of the Research Program and to reconcile the parts of the Research Program performed by ILI with the payments made to date by Access.

9.3           Final Reconciliation.  The Parties agree that the maximum consideration payable hereunder is $2,300,000.   At the end of the Term, the Parties shall, within sixty (60) days thereof, work in good faith to reconcile the total consideration paid by Access with the work performed by ILI under this Agreement.  If any parts of the Research Program have not been performed by ILI hereunder, the Parties shall arrange for reimbursement of applicable amounts allocable to such work as set forth in Appendix A or any amendment thereto.

9.4           Amendments to Appendix A.  Pursuant to Section 10.7, the Parties may, from time to time, revise Appendix A to reflect the Parties’ agreement as to allocation of the consideration paid hereunder to the projects that comprise the Research Program and the timing and priority of deliverables.  ILI shall prepare and deliver to Access a change order setting forth the Parties’ agreement with respect to these matters, which shall become effective as an amendment to Appendix A upon execution by both ILI and Access.

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10.          MISCELLANEOUS

10.1         Dispute Resolution.  The Parties recognize that disputes may from time to time arise between the Parties during the term of this Agreement.  It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement, including, without limitation, disputes concerning the definitions of terms used in this Agreement, in an expedient manner by mutual cooperation and without resort to litigation.  To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 10.1 to resolve any dispute arising under this Agreement.  In the event of such a dispute between the Parties, either Party, by written notice to the other Party, shall have such dispute referred to the Parties’ respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received.  Said designated officers are as follows:

For ILI:                   Chief Executive Officer

For Access:                           Vice President, Research & Development

In the event the designated executive officers are not able to resolve such dispute after such thirty (30) day period, then the Parties shall resolve such dispute by arbitration under the Commercial Rules of the American Arbitration Association (the “AAA”).  Three arbitrators shall be selected.  ILI and Access shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the AAA shall select the third arbitrator.  Unless otherwise agreed by ILI and Access, arbitration will take place in Grand Rapids, Michigan.

10.2         Notices.  All notices shall be in writing mailed via certified mail, return receipt requested or courier providing evidence of delivery, addressed as follows, or to such other address as may be designated from time to time:

If to ILI:	If to Access:

135 Beaver Street Waltham, MA 02452 Attention: Adam McNulty	7575 Fulton St. East Ada, MI 49355-0001 Attention: Robin M. Dykhouse

With a copy to: Mintz, Levin, Cohn, Ferris Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Attn: John Cheney	7575 Fulton St. East. Ada, MI 49355-0001 Attention: General Counsel

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10.3         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to the application of principles of conflicts of law.

10.4         Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

10.5         Headings.  Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

10.6         Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

10.7         Amendment; Waiver.  This Agreement, including the Exhibits attached hereto, may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance.  The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same.  No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

10.8         No Agency or Partnership.  Nothing contained in this Agreement shall give either Party the right to bind the other, or be deemed to constitute the Parties as agents for the other or as partners with each other or any Third Party.

10.9         Assignment and Successors.  This Agreement may not be assigned by either Party without the written consent of the other which shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation.

10.10       Force Majeure.  Neither ILI nor Access shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of ILI or Access.  In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

10.11       Interpretation.  The Parties hereto acknowledge and agree that:  (i) each Party reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

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10.12       Integration; Severability.  This Agreement is the sole agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to same.  If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

INTERLEUKIN GENETICS, INC.

By:	/s/ Timothy J. Richardson
Timothy J. Richerson
Chief Executive Officer

ACCESS BUSINESS GROUP
INTERNATIONAL LLC

By:	/s/ Robin M. Dykhouse
Robin M. Dykhouse
Vice President — Research & Development

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INSERT APPENDIX A [2 PAGES]

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APPENDIX B

PAYMENT SCHEDULE

Aggregate Consideration:  Est. $2,300,000

(1)           $1,670,000 (time and materials).   Access shall pay ILI $417,500 on the last business day of March, June, September and December, 2007.

(2)           $630,000 (representing estimated external costs to be incurred by ILI in connection with the Research Program) shall be paid on terms to be agreed upon.